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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported) December 4, 1997


                                 Synopsys, Inc.
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             (Exact name of registrant as specified in its charter)



          Delaware                    000-19807                   56-154236
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


         700 East Middlefield Road, Mountain View, California 94043-4033
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (650) 962-5000

                                 Not applicable
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          (Former name or former address, if changed since last report)


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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

        (a) On December 4, 1997, the registrant (the "Company") acquired Viewlogic Systems, Inc., a Delaware corporation ("Viewlogic"), by the statutory merger (the "Merger") of a wholly-owned subsidiary of the Company, Post Acquisition Corp., a Delaware corporation ("Sub"), with and into Viewlogic. The Merger was accomplished pursuant to the Agreement and Plan of Merger, dated as of October 14, 1997, among the Company, Sub, and Viewlogic (the "Merger Agreement"). The Merger of Sub with and into Viewlogic occurred following the approval of the Merger Agreement by the stockholders of Viewlogic, and the approval of the issuance of Company Common Stock in connection with the Merger by the stockholders of the Company, at stockholders' meetings held on December 4, 1997, and the satisfaction of certain other closing conditions. As a result of the Merger, the Company became the owner of all of the issued and outstanding shares of Viewlogic Common Stock, and each outstanding share of Viewlogic Common Stock was converted into 0.6521 shares of the Company's Common Stock. The terms of the Merger Agreements were the result of arm's-length negotiations among the parties.

        A total of approximately 11,137,059 shares of the Company's Common Stock will be issued to former Viewlogic stockholders in exchange for the acquisition by Sub of all outstanding Viewlogic capital stock. The shares issued to Viewlogic stockholders were issued pursuant to the Company's Registration Statement on Form S-4 (File No. 333-39713) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on November 7, 1997. The Company assumed outstanding Viewlogic options to purchase Viewlogic Common Stock (including options granted in connection with the Viewlogic 1996 Employee Stock Purchase Plan), and the assumed options remain outstanding as options to purchase shares of the Company's Common Stock, subject only to adjustments to maintain the economic equivalence of the assumed options on the basis of the exchange ratio in the Merger. The Company has reserved approximately 2,750,000 shares of its Common Stock for issuance upon the exercise of the assumed Viewlogic stock options and intends to register all such shares pursuant to a registration statement on Form S-8.

               (b) Viewlogic supplies electronic design automation software which is used to accelerate and automate the design and verification of advanced application specific integrated circuits, printed circuit boards and electronic systems. Viewlogic also develops and markets a family of services to help its customers optimize their design products and deliver high quality products to market sooner. The Company intends to restructure Viewlogic's business so that Viewlogic's products serving the integrated circuit market, and the related sales, marketing and research development efforts will be integrated with the Company's business, while Viewlogic's operations relating to its products serving the printed circuit board market will not be integrated.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

               (a)    Financial Statements of Business Acquired.

                      (i) The audited consolidated balance sheet of Viewlogic as of December 31, 1996 and 1995, the audited consolidated statements of operations, stockholders' equity and cash flows of Viewlogic as of the years ended December 31, 1996, 1995 and 1994, the notes related thereto, and the Report of Independent Public Accountants thereon were previously reported


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in the Registration Statement and pursuant to General Instruction B.3 of Form
8-K are not additionally reported herein.

                      (ii) The unaudited condensed consolidated statements of income and cash flows of Viewlogic for the quarters and nine months ended September 30, 1997 and 1996, the unaudited condensed consolidated balance sheets of Viewlogic as of September 30, 1997 and December 31, 1996, the condensed consolidated statements of cash flows for the nine months ended September 30, 1997 and 1996, and the notes related thereto, were previously reported in the Registration Statement and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

               (b)    Pro Forma Financial Information.

                      (i) An unaudited pro forma combined condensed balance sheet as of September 30, 1997, and the notes related thereto, were previously reported in the Registration Statement and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

                      (ii) Unaudited pro forma combined condensed statements of income for the years ended September 30, 1997, 1996 and 1995, and the notes related thereto, were previously reported in the Registration Statement and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

               (c)    Exhibits.

                      Exhibit No.   Description

                      2.1 (a) Agreement and Plan of Merger, dated as of October 14, 1997, among the Company, Sub and Viewlogic, and related exhibits.

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(a)     Incorporated by reference to Annex A of the prospectus forming a part of the Company's Registration Statement on Form S-4 filed with the Commission on November 7, 1997 (File No. 333-39713).


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                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SYNOPSYS, INC.



Dated:  December 19, 1997              By: /s/ Paul Lippe
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                                          Paul Lippe,
                                          Senior Vice President, Business and
                                          Market Development, and Corporate
                                          Secretary


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